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Exhibit 10.29

SUPPLEMENT TO CREDIT AGREEMENT

    SUPPLEMENT NO. 1, dated as of December 30, 2002 (this "Supplement"), to the Credit Agreement, dated as of December 19, 2002 (as supplemented and as the same may be amended, further supplemented or otherwise modified from time to time, the "Credit Agreement"), among Scientific Games Corporation (the "Borrower"), the Lenders from time to time parties thereto, Bear, Stearns & Co. Inc., as Lead Arranger, BNY Capital Markets, Inc., as Co-Arranger, Bear Stearns Corporate Lending Inc., as Syndication Agent, and The Bank of New York as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders (as defined in the Credit Agreement).

        A.    Each of Scientific Games Holdings Corp. ("Holdings"), Scientific Games International, Inc. ("International"), Scientific Games International Holdings LTD ("SGIH"), Scientific Games UK Holdings LTD ("SGUK") and Scientific Games International GmbH ("SGIG") is a Subsidiary (as defined in the Credit Agreement) of the Borrower.

        B.    Concurrently with the execution and delivery of this Supplement, Holdings and International are entering into and consummating the Tax Reorganizations (as defined in Section 9.5(f) of the Credit Agreement). Pursuant to the Tax Reorganizations, (i) SGUK will cease to be a wholly owned direct Subsidiary of Holdings and shall be a wholly owned direct subsidiary of SGIH; (ii) SGIG will cease to be a wholly owned direct Subsidiary of International and shall be a wholly owned direct subsidiary of SGIH; and (iii) SGIH shall incur Indebtedness to Holdings in the form of two intercompany notes in the principal amounts of Twenty Three Million Nine Hundred Thousand Pounds Sterling (£23,900,000) and Six Million Five Hundred Thousand Pounds Sterling (£6,500,000), respectively.

        C.    All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

        Accordingly, the Borrower agrees and confirms as follows:

        SECTION 1.    Pursuant to Section 9.5(f) of the Credit Agreement, upon the consummation of the Tax Reorganizations, this Supplement may be attached to the Credit Agreement, and the existing Schedule 6.15(a), Schedule 9.2(d) and Schedule 9.8(f) to the Credit Agreement shall be deemed to be replaced in its entirety with Schedule 6.15(a), Schedule 9.2(d) and Schedule 9.8(f), respectively, attached hereto.

        SECTION 2.    All approvals and consents applicable or required to consummate the Tax Reorganizations have been obtained and are in full force and effect.

        SECTION 3.    This Supplement shall become effective when the Administrative Agent shall have received an executed copy of this Supplement. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as a delivery of a manually executed Supplement.

        SECTION 4.    Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

        SECTION 5.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        SECTION 6.    Any provision of this Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in Section 12.2 of the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned has executed this Supplement to the Credit Agreement as of the date first above written.

SCIENTIFIC GAMES CORPORATION
By:	Name: Title:

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  Exhibit 10.29
SUPPLEMENT TO CREDIT AGREEMENT